CONSENT OF THOMAS L. DYER

In connection with the Annual Information Form of Integra Resources Corp. (the "Company") for the fiscal year ended December 31, 2019 (the "AIF"), the Company's Management's Discussion and Analysis for the years ended December 31, 2019 and 2018 (the "Annual MD&A") and the Company's Management's Discussion and Analysis for the three-month periods ended March 31, 2020 and 2019 (the "March MD&A"), which included references to my name and to the technical report entitled "Technical Report and Preliminary Economic Assessment for the DeLamar and Florida Mountain Gold - Silver Project, Owyhee County, Idaho, USA", dated October 22, 2019, the undersigned hereby consents to (i) the reference of the undersigned's name in the AIF, the Annual MD&A and the March MD&A and (ii) the use of information attributed to me in the AIF, the Annual MD&A and the March MD&A, being included in or incorporated by reference into the Registration Statement on Form F-10 being filed by the Company with the United States Securities and Exchange Commission and any amendments thereto and into the prospectus included therein.

/s/ Thomas L. Dyer
Name: Thomas L. Dyer, P.E.
Date: August 7, 2020